                                   ELDERTRUST

                      1998 SHARE OPTION AND INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS.....................   1

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT
           PARTICIPANTS AND DETERMINE AWARDS............................   3

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS;
           MERGERS; SUBSTITUTE AWARDS...................................   4

SECTION 4. ELIGIBILITY..................................................   6

SECTION 5. SHARE OPTIONS................................................   7

SECTION 6. RESTRICTED SHARE AWARDS......................................  10

SECTION 7. DEFERRED SHARE AWARDS........................................  11

SECTION 8. UNRESTRICTED SHARE AWARDS....................................  12

SECTION 9. PERFORMANCE SHARE AWARDS.....................................  12

SECTION 10. DISTRIBUTION EQUIVALENT RIGHTS..............................  13

SECTION 11. TAX WITHHOLDING.............................................  14

SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC. ...........................  14

SECTION 13. AMENDMENTS AND TERMINATION..................................  14

SECTION 14. STATUS OF PLAN..............................................  15

SECTION 15. CHANGE OF CONTROL PROVISIONS................................  15

SECTION 16. GENERAL PROVISIONS..........................................  15

SECTION 17. EFFECTIVE DATE OF PLAN......................................  17

SECTION 18. GOVERNING LAW...............................................  17

                                   ELDERTRUST

                      1998 SHARE OPTION AND INCENTIVE PLAN


SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

                  The name of the plan is the ElderTrust 1998 Share Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Trustees and other key persons of ElderTrust (the "Company"), and the employees and other key persons of ElderTrust Operating Limited Partnership (the "Operating Partnership") and the Company's other Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

                  The following terms shall be defined as set forth below:

                  "Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Administrator" means either the Board or the Committee, to the extent the Committee has been delegated authority pursuant to Section 2.

                  "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Share Options, Non-Qualified Share Options, Restricted Share Awards, Deferred Share Awards, Unrestricted Share Awards, Performance Share Awards and Distribution Equivalent Rights.

                  "Board" means the Board of Trustees of the Company as constituted from time to time.

                  "Change of Control" is defined in Section 15.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

                  "Committee" means the Committee of the Board referred to in
Section 2(b).

                  "Company" means ElderTrust, a Maryland real estate investment trust, and any successor thereto.

                  "Deferred Share Award" means Awards granted pursuant to
Section 7.

                  "Distribution Equivalent Right" means Awards granted pursuant to Section 10.

                  "Effective Date" means the date on which the Plan is initially approved by Shareholders as set forth in Section 17.

                  "Fair Market Value" on any given date means the last reported sale price at which Shares are traded on such date or, if no Shares are traded on such date, the next preceding date on which Shares were traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Shares are traded or admitted to trading. Notwithstanding the foregoing, the Fair Market Value on the first day of the Company's initial public offering of Shares shall be the initial public offering price as set forth in the final prospectus for the Company's initial public offering.

                  "Incentive Share Option" means any Share Option that qualifies as and is designated in writing in the related Option agreement as constituting an "incentive stock option" as defined in Section 422 of the Code.

                  "Non-Employee Trustee" means a member of the Board who is not also an employee of the Company or any Subsidiary.

                  "Non-Qualified Share Option" means any Share Option that is not an Incentive Share Option.

                  "Operating Partnership" means ElderTrust Operating Limited Partnership, a Delaware limited partnership, and any successor thereto.

                  "Option" or "Share Option" means any option to purchase Shares granted pursuant to Section 5.

                  "Performance Share Award" means Awards granted pursuant to
Section 9.

                  "Restricted Share Award" means Awards granted pursuant to
Section 6.

                  "Shares" means the common shares of beneficial interest, par value $.01 per share, of the Company, subject to adjustments pursuant to
Section 3.

                  "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns Shares or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of Shares or other interests in one of the other corporations or entities in the chain.

                  "Unrestricted Share Award" means any Award granted pursuant to
Section 8.


SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT
           PARTICIPANTS AND DETERMINE AWARDS

                  (a) The Plan shall be administered by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Award granted or agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Award granted or agreement entered into hereunder.

                  (b) The Board from time to time may appoint a Committee consisting of two or more members of the Board who, in the sole discretion of the Board, may be the same trustees who serve on the Compensation Committee, or may appoint the Compensation Committee to serve as the Committee. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the By-Laws of the Company and applicable law. In the event that the Plan or any Award granted or agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 2.


                  (c) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                           (i) to select the individuals to whom Awards may from time to time be granted;

                           (ii) to determine the time or times of grant, and the
                  extent, if any, of Incentive Share Options, Non-Qualified Share Options, Restricted Share Awards, Deferred Share Awards, Unrestricted Share Awards, Performance Share Awards and Distribution Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

                           (iii) to determine the number of Shares to be covered
by any Award;

                           (iv) to determine and modify from time to time the
                  terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

                           (v) to accelerate at any time the exercisability or
                  vesting of all or any portion of any Award;

                           (vi) subject to the provisions of Section 5(a)(ii),
                  to extend at any time the post-termination period in which Share Options may be exercised;

                           (vii) to determine at any time whether, to what
                  extent, and under what circumstances Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting deemed interest (at rates determined by the Administrator) or distributions or deemed distributions on such deferrals; and

                           (viii) at any time to adopt, alter and repeal such
                  rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

                  All decisions and interpretations of the Administrator shall be made in the Administrator's sole and absolute discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; RECAPITALIZATIONS; MERGERS;
           SUBSTITUTE AWARDS

                  (a) Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be such aggregate number of Shares as does not exceed the sum of (i) ____*_____ Shares; plus (ii) as of January 1, 1999, 9.9 percent of any net increase since the Company's initial public offering in the total number of Shares actually outstanding (assuming all units of partnership interests in the Operating Partnership that are subject to redemption rights are converted into Shares); plus (iii) as of each January 1 thereafter, 9.9 percent of any net increase since the preceding January 1 in the total number of Shares actually outstanding (assuming all units of partnership interests in the Operating Partnership that are subject to redemption rights are converted into Shares). Notwithstanding the foregoing, the maximum number of Shares for which Incentive Share Options may be granted under the Plan shall not exceed _____*_____ Shares, reduced by the aggregate number of Shares subject to outstanding Awards granted under the Plan. For purposes of this limitation, if any portion of an Award is forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated, the Shares underlying such portion of the Award shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that on and after the date the Company is first subject to the provisions of Section 162(m) of the Code with respect to grants made or compensation earned under the Plan, Shares Options with respect to no more than 500,000 Shares may be granted to any one individual participant during any one calendar year period. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

                  (b) Recapitalizations. If, through, or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar transaction, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, the Administrator may make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number of Share Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the maximum number of Shares for which Incentive Share Options may be granted under the Plan, and (v) the price for each share subject to any then outstanding Share Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Share Options) as to which such Share Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

______________________
* A number of Shares equal to 9.9 percent of the total number of Shares outstanding upon completion of the Company's initial public offering (assuming all units of partnership interests that are subject to redemption rights are converted into Shares).

                  (c) Mergers. In contemplation of and subject to the consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding Shares are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board, or the board of directors of any entity assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Awards: (i) provide that such Awards shall be assumed or equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), and/or (ii) upon written notice to the participants, provide that all Awards will terminate immediately prior to the consummation of the Transaction. In the event that, pursuant to clause (ii) above, Awards will terminate immediately prior to the consummation of the Transaction, all vested Awards, other than Share Options, shall be fully settled in cash or in kind at such appropriate consideration as determined by the Administrator in its sole discretion after taking into account the consideration payable per Share pursuant to the business combination (the "Merger Price") and all Share Options shall be fully settled, in cash or in kind, in an amount equal to the difference between (A) the Merger Price times the number of Shares subject to such outstanding Share Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Share Options; provided, however, that each participant shall be permitted, within a specified period determined by the Administrator prior to the consummation of the Transaction, to exercise all outstanding Share Options, including those that are not then exercisable, subject to the consummation of the Transaction.

                  (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for Shares and Share based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or Shares of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.


SECTION 4. ELIGIBILITY

                  Participants in the Plan will be such full or part-time officers and other employees, Non-Employee Trustees and key persons of the Company, the Operating Partnership and the Company's other Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company, the Operating Partnership and the Company's other Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. SHARE OPTIONS

                  Any Share Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

                  Share Options granted under the Plan may be either Incentive Share Options or Non-Qualified Share Options. Incentive Share Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Share Option, it shall be deemed a Non-Qualified Share Option.

                  No Incentive Share Option shall be granted under the Plan after ______**______.

                  (a) Share Options Granted to Employees and Key Persons and Non-Employee Trustees. The Administrator in its discretion may grant Share Options to eligible employees and key persons of the Company or any Subsidiary and to Non-Employee Trustees. Share Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Share Options may be granted in lieu of cash compensation at the participant's election, subject to such terms and conditions as the Administrator may establish, as well as in addition to other compensation.

                           (i) Exercise Price. The exercise price per share for
                  the Shares covered by a Share Option granted pursuant to this
                  Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant in the case of Incentive Share Options, or par value in the case of Non-Qualified Share Options. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of Shares of the Company or any parent or subsidiary corporation and an Incentive Share Option is granted to such employee, the exercise price of such Incentive Share Option shall be not less than 110 percent of the Fair Market Value on the grant date.

                           (ii) Option Term. The term of each Share Option shall
                  be fixed by the Administrator, but no Incentive Share Option shall be exercisable more than ten years after the date the Share Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of Shares of the Company or any parent or subsidiary corporation and an Incentive Share Option is granted to such employee, the term of such Share Option shall be no more than five years from the date of grant.

___________________
** Ten years from the date of adoption of the Plan by the Board.

                           (iii) Exercisability; Rights of a Shareholder. Share
                  Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date; provided, however, that Share Options granted in lieu of compensation shall be exercisable in full as of the grant date unless the Administrator otherwise provides in the Option Award agreement. The Administrator may at any time accelerate the exercisability of all or any portion of any Share Option. A participant shall have the rights of a Shareholder only as to Shares acquired upon the exercise of a Share Option and not as to unexercised Share Options.

                           (iv) Method of Exercise. Share Options may be
                  exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

                                    (A) In cash, by certified or bank check or
                           other instrument acceptable to the Administrator;

                                    (B) In the form of Shares that are not then
                           subject to restrictions under any Company plan and that have been beneficially owned by the participant for at least six months, if permitted by the Administrator in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

                                    (C) By the participant delivering to the
                           Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the participant chooses to pay the purchase price as so provided, the participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

                                    (D) By the participant delivering to the
                           Company a promissory note if the Administrator has expressly authorized the loan of funds to the participant for the purpose of enabling or assisting the participant to effect the exercise of his Share Option; provided that at least so much of the exercise price as represents the par value of the Shares shall be paid other than with a promissory note.

                  Payment instruments will be received subject to collection. The delivery of certificates representing the Shares to be purchased pursuant to the exercise of a Share Option will be contingent upon receipt from the participant (or a purchaser acting in his stead in accordance with the provisions of the Share Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Share Option or applicable provisions of laws.

                           (v) Annual Limit on Incentive Share Options. To the
                  extent required for "incentive stock option" treatment under
                  Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Share Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a participant during any calendar year shall not exceed $100,000. To the extent that any Share Option exceeds this limit, it shall constitute a Non-Qualified Share Option.

                  (b) Reload Options. At the discretion of the Administrator and subject to such restrictions, terms and conditions as the Administrator may establish, Options granted under the Plan may include a "reload" feature pursuant to which a participant exercising a Share Option by the delivery of a number of Shares in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Share Option (with an exercise price equal to the Fair Market Value of the Shares on the date the additional Share Option is granted and with such other terms as the Administrator may provide) to purchase that number of Shares equal to the number delivered to exercise the original Share Option with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Option Award agreement for the original grant.

                  (c) Non-transferability of Share Options. No Share Option shall be transferable by the participant otherwise than by will or by the laws of descent and distribution and all Share Options shall be exercisable, during the participant's lifetime, only by the participant. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Share Option that the participant may transfer, without consideration for the transfer, his Non-Qualified Share Options to members of his family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option Award agreement.

                  (d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement, or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's rights in all Share Options shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.


SECTION 6. RESTRICTED SHARE AWARDS

                  (a) Nature of Restricted Share Awards. A Restricted Share Award is an Award entitling the recipient to acquire, at par value or such other higher purchase price determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Shares"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. Such performance goals and objectives shall be established in writing by the Administrator prior to the ninetieth day of the year in which the grant is made and while the outcome is substantially uncertain. Performance goals and objectives shall be based on Share price, market share, sales, earnings per Share, return on equity, costs, or any combination of these factors. Performance goals and objectives may include positive results, maintaining the status quo or limiting economic losses. The grant of a Restricted Share Award is contingent on the participant executing the Restricted Share Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants.

                  (b) Rights as a Shareholder. Upon execution of the Restricted Share Award agreement and paying any applicable purchase price, a participant shall have the rights of a Shareholder with respect to the voting of the Restricted Share, subject to such terms and conditions as may be contained in the Restricted Share Award agreement. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in
Section 6(d) below, and the participant shall be required, as a condition of the grant, to deliver to the Company a Share power endorsed in blank.

                  (c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award agreement. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Shares that have not vested at the time of termination at their original purchase price, from the participant or the participant's legal representative.

                  (d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to
Section 13 below, in writing after the Award agreement is issued, a participant's rights in any shares of Restricted Shares that have not vested shall automatically terminate upon the participant's termination of employment (or other business relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company's right of repurchase as provided in
Section 6(c) above.

                  (e) Waiver, Deferral and Reinvestment of Distributions. The Restricted Share Award agreement may require or permit the immediate payment, waiver, deferral or reinvestment (in the form of additional Restricted Shares) of distributions paid on the Restricted Shares.


SECTION 7. DEFERRED SHARE AWARDS

                  (a) Nature of Deferred Share Awards. A Deferred Share Award is an Award of phantom Share units to a participant, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Share Award is contingent on the participant executing the Deferred Share Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and participants. At the end of the deferral period, the Deferred Share Award, to the extent vested, shall be paid to the participant in the form of Shares.

                  (b) Election to Receive Deferred Share Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a participant to elect to receive a portion of the cash compensation or Restricted Share Award otherwise due to such participant in the form of a Deferred Share Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

                  (c) Rights as a Shareholder. During the deferral period, a participant shall have no rights as a Shareholder; provided, however, that the participant may be credited with Distribution Equivalent Rights with respect to the phantom Share units underlying his Deferred Share Award, subject to such terms and conditions as the Administrator may determine.

                  (d) Restrictions. A Deferred Share Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

                  (e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's right in all Deferred Share Awards that have not vested shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.


SECTION 8. UNRESTRICTED SHARE AWARDS

                  Grant or Sale of Unrestricted Shares. The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Share Award to any participant pursuant to which such participant may receive Shares free of any restrictions ("Unrestricted Shares") under the Plan. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant.


SECTION 9. PERFORMANCE SHARE AWARDS

                  (a) Nature of Performance Share Awards. A Performance Share Award is an Award entitling the recipient to acquire Shares upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

                  (b) Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a Shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a Share certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Administrator).

                  (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

                  (d) Acceleration, Waiver, Etc. At any time prior to the participant's termination of employment (or other business relationship) by the Company and its Subsidiaries, the Administrator may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.


SECTION 10. DISTRIBUTION EQUIVALENT RIGHTS

                  (a) Distribution Equivalent Rights. A Distribution Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Distribution Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Distribution Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award. The terms and conditions of Distribution Equivalent Rights shall be specified in the grant. Distribution equivalents credited to the holder of a Distribution Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Distribution Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Administrator. A Distribution Equivalent Right granted as a component of another Award may provide that such Distribution Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Distribution Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Distribution Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

                  (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

                  (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a participant's rights in all Distribution Equivalent Rights or interest equivalents shall automatically terminate upon the participant's termination of employment (or cessation of business relationship) with the Company and its Subsidiaries for any reason.

SECTION 11. TAX WITHHOLDING

                  (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company's obligation to deliver Share certificates to any participant is subject to and conditioned on tax obligations being satisfied by the participant.

                  (b) Payment in Shares. Subject to approval by the Administrator, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.


SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

                  For purposes of the Plan, the following events shall not be deemed a termination of employment:

                  (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

                  (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the written policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.


SECTION 13. AMENDMENTS AND TERMINATION

                  The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. The Administrator may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, but no such action shall adversely affect rights under any outstanding Award without the holder's written consent. Nothing in this Section 13 shall limit the Board's authority to take any action permitted pursuant to Section 3(c).

SECTION 14. STATUS OF PLAN

                  Unless the Administrator shall otherwise expressly determine in writing, with respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.


SECTION 15. CHANGE OF CONTROL PROVISIONS

                  (a) Upon the occurrence of a Change of Control as defined in this Section 15 or as otherwise defined in the Award agreement, each Award shall be subject to such terms, if any, with respect to a Change of Control as have been provided by the Administrator either in the Award agreement or, subject to
Section 13 above, in writing after the Award agreement is issued.

                  (b) "Change of Control" shall mean the occurrence of any one of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board of Trustees, including for this purpose any new trustee whose election resulted from a vacancy on the Board of Trustees caused by the mandatory retirement, death, or disability of a trustee and was approved by a vote of at least two-thirds (2/3rds) of the trustees then still in office who were trustees at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) notwithstanding clauses (i) or (v) of this Section 15(b), the Company consummates a merger or consolidation of the Company with or into another corporation or trust, the result of which is that the shareholders of the Company at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the entity surviving or resulting from the merger or consolidation or of a entity owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting entity; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (v) any person, has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of fifty percent (50%) or more of the total number of voting shares of the Company unless the Board of Trustees has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Company; or (vi) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act other than in circumstances specifically covered by clauses (i) -
(v) above.

SECTION 16. GENERAL PROVISIONS

                  (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

                  No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

                  (b) Delivery of Share Certificates. Share certificates to be delivered to participants under this Plan shall be deemed delivered for all purposes when the Company or a Share transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

                  (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards shall not confer upon any employee any right to continued employment with the Company or any Subsidiary and shall not interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

                  (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company insider-trading-policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

SECTION 17. EFFECTIVE DATE OF PLAN

                  This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of Shareholders at which a quorum is present or by a unanimous written consent of Shareholders. Subject to such approval by the Shareholders and to the requirement that no Share may be issued hereunder prior to such approval, Share Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.


SECTION 18. GOVERNING LAW

                  This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.